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                                   Law Offices
                           Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                             Philadelphia, PA 19103
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757

                                 March 15, 2001


The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, DE 19809


     RE: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 73 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)

Ladies and Gentlemen:

     We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 73 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"). The Board of Directors of the Company has authorized 2,500,000,000 shares of Class Bear Stearns Money Common Stock, $.001 par value per share; 1,500,000,000 shares of Class Bear Stearns Municipal Money Common Stock, $.001 par value per share; and 1,000,000,000 shares of Class Bear Stearns Government Money Common Stock, $.001 par value per share to be issued and sold by the Company (collectively, the "Shares"). These classes constitute Shares of the Bear Stearns Money Market Family of Funds. The Amendment seeks to register an indefinite number of Shares.

     We have reviewed the Company's Certificate of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

     We assume that, prior to the effectiveness of the Amendment under the 1933 Act, the Company will have filed with the Maryland Department of Assessments and Taxation all necessary documents (the "Documents") to authorize, classify and establish the Shares.
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The RBB Fund, Inc.
March 15, 2001
Page 2

     Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectus offering the Shares and in accordance with the Company's Articles of Incorporation and the Documents for not less than $.001 per share, will be legally issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 73 to the Company's Registration Statement.


                                Very truly yours,


                                /s/ Drinker Biddle & Reath LLP
                                ------------------------------
                                DRINKER BIDDLE & REATH LLP